UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 19, 2011
_______________________

SYSCO CORPORATION
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 19, 2011, the wholly-owned U.S. broadline subsidiaries (collectively, the “Guarantors”) of Sysco Corporation (“Sysco”) entered into full and unconditional guarantees (the “Guarantees”) of all outstanding senior notes and debentures of Sysco.  As of October 2, 2010, Sysco had a total of approximately $2.2 billion in senior notes and debentures outstanding.  The guarantees were provided in an effort to maintain and enhance Sysco’s credit ratings on current and future debt.

Each set of senior notes or debentures guaranteed was issued pursuant to a supplemental indenture to the Indenture dated as of June 15, 1995 between Sysco and The Bank of New York Mellon Trust Company, N.A., as successor trustee.  The Form of Guarantee is filed as an Exhibit to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

4.1	Form of Guarantee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCO CORPORATION

Date: January 20, 2011	By:	/s/ Russell T. Libby
Russell T. Libby
Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Guarantee